UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT: July 1, 2004          COMMISSION FILE NO. 0-22810
        (Date of earliest event reported)


                        MACE SECURITY INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


              DELAWARE                                       03-0311630
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)


              1000 Crawford Place, Suite 400, Mt. Laurel, NJ 08054
                    (Address of Principal Executive Offices)

         Registrant's Telephone No., including area code: (856) 778-2300

Item 2. Acquisition of Assets of Industrial Vision Source and SecurityandMore(R)
        ------------------------------------------------------------------------

     On July 1, 2004, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through its wholly owned subsidiary, Mace Security Products, Inc., acquired substantially all of the operating assets of two operating divisions, namely, Industrial Vision Source(R)("IVS") and SecurityandMore(R)("S&M"), of MDI Operating, L.P., a wholly owned subsidiary of American Building Control, Inc. The asset acquisition was pursuant to the terms of an Agreement for Purchase and Sale of Assets dated June 21, 2004 ( the "Agreement"), by and among the Registrant, MDI Operating, L.P., and American Building Control, Inc. (collectively the "Sellers").

     The assets (the "Purchased Assets") include substantially all of the assets of the Sellers used in the business of operating S&M and IVS, which are a supplier of "do-it-yourself" video surveillance and security equipment and a distributor of technologically advanced imaging components and video equipment, respectively.

     The Sellers are neither affiliated with the Registrant nor with any of the Registrant's subsidiaries, affiliates, directors, officers, or any associates of any director or officer. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement which is incorporated by reference as Exhibit 2.1.

     Pursuant to the Agreement, Registrant purchased the assets for cash consideration of $5,621,000, subject to final adjustment as set forth in the Agreement. The source of funds used by the Registrant to acquire the Purchased Assets was the operating capital of the Registrant. The acquisition will be accounted for as a business combination in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations."

Item 7. Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired.

          Report of Independent Registered Public Accounting Firm
          Balance Sheets as of December 31, 2003 and March 31, 2004 (Unaudited). Statements of Operations for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (Unaudited).
          Statements of Cash Flow for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (Unaudited).
          Notes to Financial Statements (Data related to 2004 is unaudited).

          (b) Pro Forma Financial Information.

          Pro forma Consolidated Statement of Operations for the Year Ended December 31, 2003 (Unaudited)
          Pro forma Consolidated Statement of Operations for the Three Months Ended March 31, 2004 (Unaudited)
          Pro forma Consolidated Balance Sheet as of March 31, 2004 (Unaudited) Notes to Pro Forma Financial Information

          (c) The following Exhibits are hereby filed as part of this Current Report on Form 8-K/A.

         * 2.1 Agreement for Purchase and Sale of Assets by and among MDI Operating, L.P., American Building Control, Inc. and Mace Security Products, Inc.
         *  99 Press Release dated July 6, 2004.
          23.1 Consent of Grant Thornton LLP

________________________________________________________________________________

          *    Incorporated by reference

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MACE SECURITY INTERNATIONAL, INC.

                                       By: /s/ Gregory M. Krzemien
                                           Gregory M. Krzemien
                                           Chief Financial Officer and Treasurer


 Date:    August 2, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
American Building Control, Inc.

     We have audited the accompanying balance sheet of the SecurityandMore and Industrial Vision Source divisions (collectively the "DSG Businesses") of American Building Control, Inc., as of December 31, 2003, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the DSG Businesses' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the DSG Businesses as of December 31, 2003, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP

Dallas, Texas
July 13, 2004

                              THE SECURITYANDMORE AND INDUSTRIAL VISION SOURCE DIVISIONS OF
                                              AMERICAN BUILDING CONTROL, INC.
                                                 STATEMENTS OF OPERATIONS
                                                      (in thousands)


                                                   Quarter Ended March 31,        Year Ended December 31,
                                                            2004                           2003
                                                  ------------------------       ------------------------
                                                         (Unaudited)
Net sales                                          $                5,091         $               21,473

Cost of sales                                                       3,998                         16,792
                                                  ------------------------       ------------------------

    Gross profit                                                    1,093                          4,681

Selling, general and administrative expenses                        1,028                          3,722
                                                  ------------------------       ------------------------

    Operating income                                                   65                            959

Other expense                                                           -                             (8)

                                                  ------------------------       ------------------------
Income before income taxes                                             65                            951

Allocated income tax expense                                           24                            361
                                                  ------------------------       ------------------------

    Net Income                                     $                   41         $                  590
                                                  ========================       ========================


The accompanying notes are an integral part of these statements.

                              THE SECURITYANDMORE AND INDUSTRIAL VISION SOURCE DIVISIONS OF
                                             AMERICAN BUILDING CONTROL, INC.
                                                      BALANCE SHEETS
                                                      (in thousands)


                                                       March 31, 2004               December 31, 2003
                                                  ------------------------       ------------------------
ASSETS                                                   (Unaudited)
Current assets:
    Trade accounts receivable, net                 $                1,260         $                1,533
    Inventories, net                                                3,315                          2,811
                                                  ------------------------       ------------------------
      Total current assets                                          4,575                          4,344



Property and equipment, net                                            94                            107


Goodwill                                                              729                            729

                                                  ------------------------       ------------------------
      Total assets                                 $                5,398         $                5,180
                                                  ========================       ========================

LIABILITIES
Current liabilities:

    Trade accounts payable                         $                2,161         $                1,111
    Accrued compensation                                              132                            135
    Other current liabilities                                         276                            513
                                                  ------------------------       ------------------------
      Total current liabilities                                     2,569                          1,759


DIVISIONAL SURPLUS                                                  2,829                          3,421

                                                  ------------------------       ------------------------
      Total liabilities and divisional surplus     $                5,398         $                5,180
                                                  ========================       ========================


The accompanying notes are an integral part of these statements.

                              THE SECURITYANDMORE AND INDUSTRIAL VISION SOURCE DIVISIONS OF
                                             AMERICAN BUILDING CONTROL, INC.
                                                 STATEMENTS OF CASH FLOWS
                                                      (in thousands)


                                                       March 31, 2004               December 31, 2003
                                                  ------------------------       ------------------------
Operating Activities:                                    (Unaudited)


Net income                                         $                   41         $                  590
Adjustments  to  reconcile  net income to cash
provided by operating activities:

Depreciation and amortization                                          15                            158
Provision for losses on accounts receivable                            12                            321
Inventory write downs                                                   9                             17
Changes in operating assets and liabilities
    Trade accounts receivable                                         261                           (179)
    Inventories                                                      (513)                           135
    Trade accounts payable                                          1,050                             84
    Other current liabilities                                        (237)                            40
    Accrued compensation                                               (3)                           (98)
                                                  ------------------------       ------------------------

    Net cash provided by operating activities                         635                          1,068

Investing activities
Purchases of property and equipment                                    (2)                          (146)

Financing activities
Allocated borrowings to Company                                      (633)                          (922)
                                                  ------------------------       ------------------------



Net increase in cash                                                    0                              0
Cash, beginning of period                                               0                              0
                                                  ------------------------       ------------------------
Cash, end of period                                $                    0         $                    0
                                                  ========================       ========================

The accompanying notes are an integral part of these statements.

          THE SECURITYANDMORE AND INDUSTRIAL VISION SOURCE DIVISIONS OF
                         AMERICAN BUILDING CONTROL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                       (Data related to 2004 is unaudited)

Note 1: Basis of Presentation of the Acquired Businesses

     On July 1, 2004, (the "Closing Date"), Mace Security Products, Inc. ("Mace"), a wholly owned subsidiary of Mace Security International, Inc., consummated the acquisition of the consumer/do-it-yourself business ("SecurityandMore"(R)) and the industrial vision business (Industrial Vision Source, or "IVSTM"), (collectively the "DSG Businesses"), of American Building Control, Inc., (the "Company"), pursuant to a purchase agreement (the "Purchase Agreement"), dated June 21, 2004, between the Company and Mace (the "Acquisition").

     The consideration paid in the Acquisition (which was determined as a result of arms'-length negotiations) consisted of cash in the amount of $5,620,834.

     The Company has two operating segments: the Professional Security Group ("PSG"), whose primary focus is access control and alarm management products and the Diversified Sales Group ("DSG"), which includes products sold to the consumer/do-it-yourself channel and its industrial video businesses. The DSG segment is primarily comprised of the DSG Businesses.

     The accompanying carve-out balance sheets, statements of operations, and statements of cash flows have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. These financial statements have been prepared on a historical cost basis from the books and records maintained by the Company, on the basis of established accounting methods, practices and procedures and policies (see Note 2) and the accounting judgments and estimation methodologies used by the Company, of which the DSG Businesses represented specific business units. The DSG Businesses never operated as separate entities, but rather were integrated parts of the Company's consolidated operations.

     The carve-out financial statements include the direct revenue and direct operating expenses that relate to the DSG Businesses. Direct operating expenses include salaries and wages, fringe benefits, materials, depreciation, and other expenses solely attributable to the DSG Businesses. In addition, the carve-out financial statements also include allocations of corporate expenses incurred by the Company that are associated with the revenue-producing activities of the DSG Businesses and are therefore indirectly attributable to the DSG Businesses. Such allocated costs include sales and marketing costs, corporate overhead such as finance, accounting, human resources, information systems costs, and occupancy and procurement costs, which have been allocated using allocation factors such as square footage, headcount and workload.

Note 2: Summary of Significant Accounting Policies

     Trade Accounts Receivable

     The DSG Businesses estimate the collectibility of trade accounts receivable. In order to assess the collectibility of these receivables, the DSG Businesses monitor the current creditworthiness of each customer and analyze the aging of related past due balances. These evaluations may indicate a situation in which a customer cannot meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The allowance requirements are based on current facts and are reevaluated and adjusted as additional information is received. Trade accounts receivable are reserved when it is determined the receivable may not be collected.

     Use of Estimates

     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, the DSG Businesses' management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories

     Inventories are comprised primarily of goods held for resale and are stated at the lower of cost (first-in, first-out) or market through the use of an inventory valuation allowance. In order to assess the ultimate realization of inventories, the DSG Businesses are required to make judgments as to future demand requirements compared to current or committed inventory levels. Allowance requirements generally increase as the projected demand requirement decreases due to market conditions and technological or product life cycle changes.

     Goodwill

     The DSG Businesses adopted Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, on January 1, 2002. In performing the impairment analysis required by SFAS No. 142, the DSG Businesses complete a two step process to determine the amount of any impairment as of December 31st of each year. The first step involves comparison of the fair value of the reporting unit to its carrying value to determine if an impairment may exist. The second step involves comparison of the fair value of the goodwill to the carrying value of the goodwill. Any excess of the carrying value over the fair value is recorded as an impairment charge. In calculating an impairment charge, the fair value of a reporting unit is estimated using discounted cash flow methodology or other valuation methods.

     In connection with the DSG Businesses' annual impairment analysis as of December 31, 2003, no impairment was necessary based on the estimated proceeds to be received from the anticipated sale of the DSG Businesses.

     Income Taxes

     Operating results of the DSG Businesses are included in the consolidated income tax returns of the Company. The Company has significant net operating loss carryforwards and has provided a full valuation allowance against its net deferred tax assets. Accordingly, the consolidated financial statements of the Company contain no provision for income taxes. The income tax expense presented in these financial statements has been determined on a standalone basis for the DSG Businesses assuming an effective tax rate equivalent to that of the Company prior to the valuation allowance for deferred taxes and is not necessarily reflective of actual tax expense that may have been attributable to the DSG Businesses.

     Revenue Recognition

     Revenue is recognized when a firm sales agreement is in place, the price is fixed and determinable, delivery has occurred and collectibility is probable.

     Warranty Reserves

     Reserves are provided for estimated warranty costs when revenue is recognized. The costs of warranty obligations are estimated based on the Company's warranty policy or applicable contractual warranty, historical experience of known product failure rates and use of materials and service delivery charges incurred in correcting product failures. Specific warranty accruals may be made if unforeseen technical problems arise. If actual experience, relative to these factors, adversely differs from these estimates, additional warranty expense may be required.

     The table below shows the roll forward of warranty reserves for the year ended December 31, 2003, and three months ended March 31, 2004 (in thousands):

                                Three Months Ended         Twelve Months Ended
                                ------------------         -------------------
                                  March 31, 2004            December 31, 2003
                                  --------------            -----------------
 Beginning balance                $         112             $             62
 Charged to expense                           7                           50
 Usage                                       (5)                          (0)
                                  --------------            -----------------
 Closing balance                  $         114             $            112
                                  ==============            =================

     Statements of Cash Flows

     During the three months ended March 31, 2004, and year ended December 31, 2003, the funding requirements of the DSG Businesses and the Company were combined. As the DSG Businesses have historically been managed as a part of the operations of the Company, outstanding cash balances have not been reflected on the accompanying financial statements.

Note 3: Trade Accounts Receivable

     Supplemental information on net trade accounts receivable (in thousands):

                                              March 31, 2004   December 31, 2003
                                              ---------------  -----------------
      Gross trade accounts receivable         $        1,503   $          1,940
      Less: allowance for doubtful accounts             (243)              (407)
                                              ---------------  -----------------
                                              $        1,260   $          1,533
                                              ===============  =================

     Allowance for doubtful accounts (in thousands):

                                                         Deductions
                               Balance at                From         Balance at
                               Beginning    Charged to   Accounts     End of
                               Of Period    Operations   Receivable   Period
                               ----------   ----------   ----------   ----------
Quarter ended March 31, 2004   $      407   $       12    $      176   $     243
Year ended December 31, 2003   $      411   $      321    $      325   $     407


Note 4: Property and Equipment

     The components of property and equipment are as follows (in thousands):

                                  Useful Lives       March 31,      December 31,
                                                    ----------      ------------
                                                       2004             2003
                                                       ----             ----
 Machinery and equipment             3-7 years      $     268       $       268
 Furniture and fixtures              3-7 years            152               152
 Internal software/computers         3-8 years             42                40
                                                    ----------      ------------
                                                          462               460
 Accumulated depreciation                                (368)             (353)
                                                    ----------      ------------
                                                    $      94       $       107
                                                    ==========      ============

Note 5: Inventories

     Supplemental information on net inventories (in thousands):

                                        March 31, 2004        December 31, 2003
                                       ----------------      -------------------
          Gross inventories             $        3,756        $           3,243
          Less: inventory reserve                 (441)                    (432)
                                       ----------------      -------------------
          Net inventories               $        3,315        $           2,811
                                       ================      ===================

Note 6: Commitments and Contingencies

     Operating Leases

     The DSG Businesses lease a mailing machine under a long-term, non-cancelable lease. The mailing machine lease terminates on December 31, 2007. Minimum future rental payments are presented below (in thousands):

                                                      Years ending
                                                      December 31,
                                                      ------------
                                                      2004              $    6
                                                      2005                   6
                                                      2006                   6
                                                      2007                   6
                                                                        --------
                                                                        $   24
                                                                        ========

Note 7: Major Customers and Suppliers

     Costco, a major national retailer, accounted for approximately 28% of the DSG Businesses sales in 2003. For the three months ended March 31, 2004, Costco represented 29% of sales. Loss of this customer would have a material adverse effect on the DSG Businesses' operations.

     Hitron, Inc., Sony, and Mitsubishi Digital were the DSG Businesses' major suppliers for electronic video products during 2003,collectively representing 83% and 90% of purchases for 2003 and the three months ended March 31, 2004, respectively. Loss of any of these suppliers could result in short-term supply problems and a possible loss of sales.

Note 8: Segment Reporting

     Operating information for each segment within the DSG Businesses is as follows (in thousands):

Three months ended March 31, 2004                       IVS             SecurityandMore          Total
---------------------------------------------        ----------        -----------------       ---------
Revenue from external customers                      $   1,852             $  3,239            $  5,091

Gross profit                                         $     241             $    852            $  1,093

Selling, general and administrative expenses         $     246             $    782            $  1,028

Operating (loss) income                              $      (5)            $     70            $     65

Year ended December 31, 2003
---------------------------------------------
Revenue from external customers                      $   9,292             $ 12,181            $ 21,473

Gross profit                                         $   1,302             $  3,379            $  4,681

Selling, general and administrative expenses         $     912             $  2,810            $  3,722

Operating income                                     $     390             $    569            $    959

     A reconciliation of total assets per segment to the consolidated balance sheet is as follows (in thousands):

                                       March 31, 2004      December 31, 2003
                                      ----------------    -------------------
     SecurityandMore                   $        3,986      $           3,472
     IVS                                        1,412                  1,708
                                      ----------------    -------------------
                                       $        5,398      $           5,180
                                      ================    ===================


Note 9: Employee Benefit Plan and Option Plan Participation

     Personnel that became employees of Mace as a result of the Acquisition participated in a defined contribution employee benefit plan of the Company prior to the Acquisition. As a result of the Acquisition, these employees are no longer covered under the Company's benefit plan and these employees will be eligible to participate in plans sponsored by Mace based on eligibility criteria specified in the Purchase Agreement and the respective plan. Former DSG Businesses' employees were also participants in various stock option plans sponsored by the Company. The Purchase Agreement, did not provide for the replacement or substitution of stock options held by former DSG Businesses employees with similar instruments of Mace and the stock options were cancelled by the Company without compensation subsequent to the Closing Date.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                    AND THE THREE MONTHS ENDED MARCH 31, 2004


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to the acquisition of substantially all of the operating assets of two operating divisions, namely, Industrial Vision Source(R) ("IVS") and SecurityandMore(R) ("S&M"), of MDI Operating, L.P., a wholly owned subsidiary of American Building Control, Inc. for cash consideration of $5,621,000.

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to the aforementioned transaction as if the transaction had occurred on the first day of each period presented. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transaction to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 2003 and for each of the three years in the period then ended appearing in the Company's Form 10-K and the historical financial statements of the SecurityandMore and Industrial Vision Source Divisions of American Building Control, Inc. appearing elsewhere in this filing.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2003
                 (In thousands, except share and per share data)

                                                                  SecurityandMore
                                           Mace Security               and                     Pro Forma            Pro Forma
                                         International, Inc.  Industrial Vision Source         Adjustments         Consolidated
                                         -------------------  ------------------------       --------------      ---------------

Revenues                                 $           48,996   $                21,473        $           -       $       70,469
Cost of revenues                                     35,812                    16,792                    -               52,604
Selling, general and administrative                   9,486                     3,564                 (151) (2)          12,899
Depreciation and amortization                         1,958                       158                   42  (1)           2,158
Goodwill and asset impairment charges                 3,798                         -                    -                3,798
                                         -------------------  ------------------------       --------------      ---------------

           Operating (loss) income                   (2,058)                      959                  109                 (990)


Interest expense, net                                (1,963)                        -                    -               (1,963)
Other income                                            438                        (8)                   -                  430
                                         -------------------  ------------------------       --------------      ---------------

(Loss) income from operations before
       income tax expense                            (3,583)                      951                  109               (2,523)
Income tax benefit (expense)                             50                      (361)                 (19) (3)            (330)
                                         -------------------  ------------------------       --------------      ---------------

Net (loss) income                                  $ (3,533)  $                   590        $          90       $       (2,853)
                                         ===================  ========================       ==============      ===============

Net loss per common share (basic and
 dilutive):                                         $ (0.28)                                                     $        (0.23)
                                         ===================                                                     ===============

Weighted average number of
       common shares outstanding:

Basic                                            12,414,816                                                          12,414,816
                                         ===================                                                     ===============
Diluted                                          12,414,816                                                          12,414,816
                                         ===================                                                     ===============

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 2004
                 (In thousands, except share and per share data)

                                                 Mace
                                              Security             SecurityandMore
                                            International,               and                   Pro Forma           Pro Forma
                                                 Inc.         Industrial Vision Source         Adjustments        Consolidated
                                         -------------------  ------------------------       --------------      ---------------

Revenues                                 $           12,675   $                 5,091        $           -       $       17,766
Cost of revenues                                      8,998                     3,998                    -               12,996
Selling, general and administrative
 expenses                                             2,471                     1,013                  (17) (2)           3,467
Depreciation and amortization                           500                        15                   35  (1)             550
                                         -------------------  ------------------------       --------------      ---------------

Operating income                                        706                        65                  (18)                 753


Interest expense, net                                  (479)                        -                    -                 (479)
Other income                                            112                         -                    -                  112
                                         -------------------  ------------------------       --------------      ---------------

Income(loss) before income tax expense                  339                        65                  (18)                 386

Income tax (expense) benefit                           (122)                      (24)                   7  (3)            (139)
                                         -------------------  ------------------------       --------------      ---------------

Net income(loss)                         $              217   $                    41        $         (11)      $          247
                                         ===================  ========================       ==============      ===============

Net income per common share (basic and
 dilutive)                               $             0.02                                                      $         0.02
                                         ===================                                                     ===============

Weighted average number of
     common shares outstanding:                                                                                               -

Basic                                            12,461,029                                                          12,461,029
                                         ===================                                                    ================
Diluted                                          12,618,837                                                          12,618,837
                                         ===================                                                    ================


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As of March 31, 2004
                                 (In thousands)


                                                                  SecurityandMore
                                            Mace Security               and                    Pro Forma            Pro Forma
                                         International, Inc.  Industrial Vision Source        Adjustments         Consolidated
                                         -------------------  ------------------------       --------------      ---------------

ASSETS
Current assets:
     Cash and cash equivalents           $            3,651   $                     -        $      (5,621) (1)  $       (1,970)
     Accounts receivable, net                         1,555                     1,260                  110  (1)           2,925
     Inventories                                      3,295                     3,315               (1,455) (1)           5,155
     Deferred income taxes                              265                         -                    -                  265
     Prepaid expenses and other                       2,089                         -                    -                2,089
                                         -------------------  ------------------------       --------------      ---------------

          Total current assets                       10,855                     4,575               (6,966)               8,464

     Property and equipment, net                     65,796                        94                    6  (1)          65,896
     Goodwill                                        10,623                       729                 (361) (1)          10,991
     Other Intangibles, net                           1,006                         -                2,173  (1)           3,179
     Other assets                                     1,851                         -                    -                1,851

                                         -------------------  ------------------------       --------------      ---------------
          Total Assets                   $           90,131   $                 5,398        $      (5,148)      $       90,381
                                         ===================  ========================       ==============      ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Current portion of long term debt                5,404                         -                    -                5,404
     Accounts payable                    $            2,055   $                 2,161        $      (2,161) (1)  $        2,055
     Accrued expenses and
        Other current liablities                      2,969                       408                 (158) (1)           3,219


                                         -------------------  ------------------------       --------------      ---------------
          Total current liabilties                   10,428                     2,569               (2,319)              10,678

                                                                                                         -                    -
Long term debt, less current portion                 25,223                         -                    -               25,223
Other long term liabilities                              12                         -                    -                   12
                                         -------------------  ------------------------       --------------      ---------------
Total liabilities                                    35,663                     2,569               (2,319)              35,913


Stockholders' equity:
   Common stock                                         125                         -                    -                  125
   Additional paid-in capital                        69,824                         -                    -               69,824
  (Accumulated deficit) retained earnings           (15,481)                    2,829               (2,829) (1)         (15,481)
                                         -------------------  ------------------------       --------------      ---------------
   Total stockholders' equity                        54,468                     2,829               (2,829)              54,468
                                         -------------------  ------------------------       --------------      ---------------

          Total liabilties and
             stockholders' equity        $           90,131   $                 5,398        $      (5,148)      $       90,381
                                         ===================  ========================       ==============      ===============

Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2003 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of S&M and IVS had been completed on January 1, 2003, net of historical depreciation and amortization expense of S&M and IVS.

(2) To eliminate intercompany administrative charges of $151,000 related directly to cost sharing arrangements provided by S&M and IVS's prior parent, which were terminated as a result of the purchase transaction. Certain administrative services were absorbed by excess capacity of the Registrant and the Registrant has not hired additional employees to perform these administrative services.

(3) The Registrant's pro forma tax provision reflects an effective tax rate of 36% considering federal and state income taxes and the effect of certain non-deductible costs principally related to the acquisitions consummated.

The Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2004 has been adjusted to reflect the following:


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of S&M and IVS had been completed on January 1, 2004, net of historical depreciation and amortization expense of S&M and IVS.


(2) To eliminate intercompany administrative charges of $17,000 related directly to cost sharing arrangements provided by S&M and IVS's prior parent, which were terminated as a result of the purchase transaction. Certain administrative services were absorbed by excess capacity of the Registrant and the Registrant has not hired additional employees to perform these administrative services.

(3) The Registrant's pro forma tax provision reflects an effective tax rate of 36% considering federal and state income taxes and the effect of certain non-deductible costs principally related to acquisitions consummated.

Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004 has been adjusted to reflect the following:


(1) On July 1, 2004, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through its wholly owned subsidiary, Mace Security Products, Inc., acquired substantially all of the operating assets of two operating divisions, namely, Industrial Vision Source(R) ("IVS") and SecurityandMore(R) ("S&M"), of MDI Operating, L.P., a wholly owned subsidiary of American Building Control, Inc. The asset acquisition was pursuant to the terms of an Agreement for Purchase and Sale of Assets dated June 21, 2004 (collectively the "Agreement"), by and among the Registrant, MDI Operating, L.P., and American Building Control, Inc. (the "Sellers"). The assets (the "Purchased Assets") include substantially all of the assets of the Sellers used in the business of operating S&M and IVS, which are a supplier of "do-it-yourself" video surveillance and security equipment and a distributor of technological advanced imaging components and video equipment, respectively. Pursuant to the Agreement, Registrant purchased the assets for cash consideration totaling $5,621,000. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of the assets and liabilities acquired. For purposes of these pro forma financial statements, the excess of the purchase price over the fair value of the identifiable tangible and intangible assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:


         Current assets............................................. $3,230,000

         Property and equipment......................................   100,000

         Goodwill....................................................   368,000

         Other intangible assets..................................... 2,173,000
         Current liabilities assumed................................. ( 250,000)
                                                                     -----------

                                                                     $5,621,000
                                                                     ===========

                                  EXHIBIT INDEX
================================================================================


Exhibit No.       Description
-----------       -----------

23.1              Consent of Grant Thornton LLP